GLOBAL HEALTH VENTURES INC.

Suite 1023 – 409 Granville Street

Vancouver, BC V6C 1T2

Telephone: (604) 324-4844

VANCOUVER, CANADA – November 20, 2009 – Global Health Ventures Inc. (OTCBB: GHLV) (the “Company”) is pleased to announce that it has completed the first tranche of its previously announced US$2,000,000 private placement. In furtherance to its press release dated October 28, 2009, effective November 17, 2009, the Company issued 800,000 units to two investors at a price of US$0.75 (CDN$0.79) per unit for gross proceeds of US$600,000 (CDN$635,520). Each unit consists of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share of the Company at a price of US$1.00 (CDN$1.06) per share until November 17, 2011. The units were issued pursuant to subscription agreements with each of the investors entered into on October 28, 2009.

The shares and warrants issued in the first tranche of the private placement were not and will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of United States Securities Act of 1933.

On behalf of the Board of Directors,

Global Health Ventures Inc.

Hassan Salari

President and Director

For more information contact:

Hassan Salari

Tel: (604) 324-4844